UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On June 20, 2011, Tower Bancorp, Inc. (“Tower”), parent company of Graystone Tower Bank (“Graystone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Susquehanna Bancshares, Inc. (“Susquehanna”), the parent company of Susquehanna Bank (“Susquehanna Bank”), pursuant to which Tower will merge with and into Susquehanna (the “Merger”), with Susquehanna being the surviving corporation in the Merger. In addition, under the terms of the Merger Agreement, following the execution and delivery of the Merger Agreement, Susquehanna Bank and Graystone will enter into an Agreement and Plan of Merger, pursuant to which Graystone will merge with and into Susquehanna Bank, with Susquehanna Bank continuing as the surviving bank.

Under the terms of the Merger Agreement, shareholders of Tower will have the opportunity to elect to receive either 3.4696 shares of Susquehanna common stock or $28.00 cash for each share of Tower common stock he or she owns immediately prior to completion of the Merger. The Merger Agreement provides that a Tower shareholder may receive a combination of cash and shares of Susquehanna common stock that is different than what he or she may have elected, however, depending on the elections made by other Tower shareholders, in order to ensure that the total cash consideration paid to Tower shareholders at the effective time of the Merger is $88,000,000.

Upon the effective date of the Merger, Andrew S. Samuel, Chairman and Chief Executive Officer of Tower, will be appointed President and Chief Revenue Officer of Susquehanna. Mr. Samuel and two other current members of Tower’s board of directors, as designated by Tower subject to consultation with Susquehanna, will be appointed as directors of Susquehanna and Susquehanna Bank. Additionally, Jeffrey Renninger, President and Chief Operating Officer of Tower, and Janak Amin, President and Chief Executive Officer of Graystone, will assume senior management positions with Susquehanna Bank.

Consummation of the Merger is subject to certain terms and conditions, including, but not limited to, receipt of various regulatory approvals and approval by both Tower’s and Susquehanna’s shareholders.

The Merger Agreement contains certain termination rights for both Tower and Susquehanna and further provides that, upon termination of the Merger Agreement under certain circumstances, Tower may be obligated to pay Susquehanna a termination fee of $13,500,000.

The Merger Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by each of Tower and Susquehanna are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement. While Tower does not believe that these schedules contain information that the securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger

Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

It is expected that the transaction will be completed in the first quarter of 2012.

The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by this reference.

The press release announcing the proposed Merger is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, Susquehanna will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for Susquehanna and Tower, which will also constitute a prospectus of Susquehanna. This joint proxy statement/prospectus will be mailed to the shareholders of Susquehanna and Tower. Investors and security holders of Susquehanna and Tower are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Tower, Susquehanna and the Merger.

The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Susquehanna or Tower with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Tower by contacting Brent Smith, Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, telephone: 717-724-4666 or from Tower’s web site at http://www.towerbancorp.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Abram G. Koser, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: 717-626-4721 or from Susquehanna’s web site at http://www.susquehanna.net.

Susquehanna, Tower and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Susquehanna and Tower in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Susquehanna and Tower in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Susquehanna in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its joint proxy statement/prospectus filed with the SEC on March 18, 2011. You can find information about Tower’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 8, 2011.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Item 7.01	Regulation FD Disclosure.

On June 21, 2011, Tower and Susquehanna will discuss the proposed Merger and make a presentation during a conference call with analysts and investors. The slides for the investor presentation are attached as Exhibit 99.2 hereto. The investor presentation is being filed by Tower pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Tower.

Item 8.01	Other Events.

In connection with the Merger, Tower suspended its Employee Stock Purchase Plan (“ESPP”) effective July 1, 2011. A copy of the letter announcing the suspension of the ESPP to be distributed to employees is filed as Exhibit 99.3 to this Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated as of June 20, 2011.

99.1	Press Release dated June 20, 2011.

99.2	Investor Presentation dated June 21, 2011.

99.3	Form of Letter Announcing Suspension of Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

	By:	/s/ Andrew S. Samuel
Date: June 21, 2011		Andrew S. Samuel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated as of June 20, 2011.

99.1	Press Release dated June 20, 2011.

99.2	Investor Presentation dated June 21, 2011.

99.3	Form of Letter Announcing Suspension of Employee Stock Purchase Plan.